Exhibit 99.4

General Partners, Executive Officers, Managers and Board of Directors

Cheniere Energy Partners LP Holdings, LLC

Name	Position	Principal Occupation/Business	CQP Common Units Beneficially Owned
Zach Davis	President and Chief Financial Officer, Manager	Senior Vice President and Chief Financial Officer of Cheniere Energy, Inc.	See table below

Sean N. Markowitz	Corporate Secretary, Manager	Executive Vice President, Chief Legal Officer and Corporate Secretary of Cheniere Energy, Inc.	See table below

The business address for each of the persons listed above is c/o Cheniere Energy Partners LP Holdings, LLC, 700 Milam Street, Suite 1900, Houston, Texas 77002.

Cheniere Energy, Inc.

Name	Position	Principal Occupation/Business	CQP Common Units Beneficially Owned
Jack Fusco	President and Chief Executive Officer, Director	President and Chief Executive Officer of Cheniere Energy, Inc.	None

Zach Davis	Senior Vice President and Chief Financial Officer	Senior Vice President and Chief Financial Officer of Cheniere Energy, Inc.	None

Anatol Feygin	Executive Vice President and Chief Commercial Officer	Executive Vice President and Chief Commercial Officer of Cheniere Energy, Inc.	None

Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	Executive Vice President, Chief Legal Officer and Corporate Secretary of Cheniere Energy, Inc.	None

Aaron Stephenson	Senior Vice President, Operations	Senior Vice President, Operations of Cheniere Energy, Inc.	None

Leonard Travis	Senior Vice President and Chief Accounting Officer	Senior Vice President and Chief Accounting Officer of Cheniere Energy, Inc.	None

Vicky A. Bailey	Director	President of Anderson Stratton International, LLC	None

G. Andrea Botta	Chairman of the Board	President of Glenco LLC	None

Nuno Brandolini	Director	Former General Partner of Scorpion Capital Partners, L.P.	None

Michele A. Evans	Director	Executive Vice President of Lockheed Martin Corporation	None

David I. Foley	Director	Senior Managing Director of The Blackstone Group L.P.; Chief Executive Officer, Blackstone Energy Partners L.P.	None

David B. Kilpatrick	Director	President of Kilpatrick Energy Group	None

Andrew Langham	Director	General Counsel of Icahn Enterprises L.P.	None

Courtney R. Mather	Director	Former Portfolio Manager of Icahn Capital LP	None

Donald F. Robillard, Jr.	Director	President of Robillard Consulting, LLC, Former Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc. and Former Chief Executive Officer and Chairman, ES Xplore, LLC	None

Neal A. Shear	Director	Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP	None

The business address for each of the persons listed above is c/o Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002.